EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-8 (File No.  333-     ) of our report dated April 9, 2004, on our audits of the consolidated financial statements of Capco Energy, Inc. as of December 31, 2003 and for the two years then ended.

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

Santa Monica, California

February 17, 2005

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